Exhibit 10.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

VET ONLINE SUPPLY, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Vet Online Supply, Inc., a corporation incorporated under the laws of the State of Florida (the “Corporation”), duly held on July 22, 2019, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board has agreed to appoint Samuel Berry as the Chief Financial Officer of the company. Mr. Berry was appointed as a Director on June 19, 2017.  For accepting the position of CFO, Mr. Berry will receive $45,000 annual salary.

Mr. Samuel L. Berry:

As a member of the Board of Directors for Vet Online Supply, Samuel Berry resides in San Diego, California.  A graduate from Keene State College in New Hampshire with a Bachelor of Science, and a graduate from Florida International University with his Master of Science, Mr. Berry offers VTNL over 10 years of business experience in management related to fitness and health. Mr. Berry will take charge in new business development and oversight management for all products. More specifically, Mr. Berry will assist VTNL in branding the company’s new intellectual property related to new surgical instruments and Cannabis products for future development.

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation has hereby the Board has agreed to appoint Samuel Berry as the Chief Financial Officer of the company. Mr. Berry was appointed as a Director on June 19, 2017.  For accepting the position of CFO, Mr. Berry will receive $45,000 annual salary.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

Daniel Rushford

Samuel Berry, Director